Exhibit 99.1

Southland Micro Systems, Inc.

Financial Report

December 31, 2006

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Independent Auditor’s Report

To the Board of Directors

Southland Micro Systems, Inc.

Irvine, California

We have audited the accompanying balance sheets of Southland Micro Systems, Inc. as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southland Micro Systems, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, the financial statements as of and for each of the three years in the period ended December 31, 2006 have been restated for errors in the application of accounting principles.

/s/ McGladrey & Pullen, LLP

Irvine, California

August, 1 2007

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Southland Micro Systems, Inc.

Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current Assets
Cash	$33,000	$47,000
Accounts receivable, net of allowances 2006 $65,000; 2005 $ 50,000	2,534,000	3,564,000
Inventories	3,655,000	3,329,000
Prepaid expenses	38,000	556,000

Total current assets	6,260,000	7,496,000

Equipment and Leasehold Improvements, net	5,313,000	1,835,000
Deposit	—	13,000

	$11,573,000	$9,344,000

Liabilities and Stockholders’ Equity
Current Liabilities
Line of credit	$2,239,000	$526,000
Notes payable	1,248,000	280,000
Stockholder notes payable	1,550,000	—
Accounts payable	2,237,000	3,043,000
Accrued compensation and related benefits	311,000	274,000
Other accrued liabilities	75,000	87,000

Total current liabilities	7,660,000	4,210,000

Stockholders’ Equity
Common stock, no par value (stated value $0.004 per share); 40,000,000 shares authorized; issued and outstanding 2006 22,513,942 shares; 2005 20,442,660 shares	90,000	82,000
Additional paid-in capital	628,000	423,000
Retained earnings	3,300,000	4,629,000
Less stockholder note receivable	(105,000)	—

	3,913,000	5,134,000

	$11,573,000	$9,344,000

See Notes to Financial Statements.

Southland Micro Systems, Inc.

Statements of Income

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Net sales	$24,206,000	$38,188,000	$35,487,000
Cost of goods sold	20,865,000	32,616,000	31,577,000

Gross profit	3,341,000	5,572,000	3,910,000

Selling, general and administrative expenses	4,400,000	3,713,000	3,352,000

Operating income (loss)	(1,059,000)	1,859,000	558,000

Nonoperating income (expense):
Interest expense	(289,000)	(159,000)	(161,000)
Lawsuit settlement (Note 8)	877,000	—	—
Other income (expense)	20,000	11,000	(7,000)

	608,000	(148,000)	(168,000)

Income (loss) before state income taxes	(451,000)	1,711,000	390,000

State income taxes	1,000	10,000	2,000

Net income (loss)	$(452,000)	$1,701,000	$388,000

See Notes to Financial Statements.

Southland Micro Systems, Inc.

Statements of Stockholders’ Equity

December 31, 2006, 2005 and 2004

	Common Stock		Additional Paid-in Capital	Retained Earnings	Stockholder Note Receivable	Total
	Shares	Amount
Balance, December 31, 2003	20,442,660	$82,000	$423,000	$3,260,000	$—	$3,765,000
Net income	—	—	—	388,000	—	388,000
Stockholders’ distribution	—	—	—	(300,000)	—	(300,000)

Balance, December 31, 2004	20,442,660	82,000	423,000	3,348,000	—	3,853,000
Net income	—	—	—	1,701,000	—	1,701,000
Stockholders’ distribution	—	—	—	(420,000)	—	(420,000)

Balance, December 31, 2005	20,442,660	82,000	423,000	4,629,000	—	5,134,000
Net (loss)	—	—	—	(452,000)	—	(452,000)
Stockholders’ distribution	—	—	—	(877,000)	—	(877,000)
Common stock issued in exchange for note receivable	2,071,282	8,000	97,000	—	(105,000)	—
Stock-based compensation	—	—	108,000	—	—	108,000

Balance, December 31, 2006	22,513,942	$90,000	$628,000	$3,300,000	$(105,000)	$3,913,000

See Notes to Financial Statements.

Southland Micro Systems, Inc.

Statements of Cash Flows

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash Flows from Operating Activities
Net income (loss)	$(452,000)	$1,701,000	$388,000
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,289,000	511,000	576,000
Loss on sale of equipment	75,000	1,000	23,000
Provision for bad debts	15,000	—	15,000
Provision for excess and obsolete inventory	(372,000)	301,000	613,000
Stock-based compensation	108,000	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,015,000	592,000	(543,000)
Inventories	46,000	1,256,000	(2,756,000)
Prepaid expenses	518,000	(475,000)	97,000
Other deposits	13,000	—	—
Accounts payable and accrued liabilities	(781,000)	(156,000)	2,016,000

Net cash provided by operating activities	1,474,000	3,731,000	429,000

Cash Flows (Used in) Investing Activities
Purchases of equipment and leasehold improvements	(4,878,000)	(805,000)	(1,005,000)
Proceeds from sale of equipment	36,000	2,000	4,000

Net cash (used in) investing activities	(4,842,000)	(803,000)	(1,001,000)

Cash Flows from Financing Activities
Net borrowings (payments) under line of credit	1,713,000	(2,374,000)	1,707,000
Net borrowings (payment) of long-term debt	968,000	(347,000)	255,000
Net borrowings from (repayments to) stockholders	1,550,000	—	(1,800,000)
Stockholders’ distributions	(877,000)	(420,000)	(300,000)

Net cash provided by (used in) financing activities	3,354,000	(3,141,000)	(138,000)

Net (decrease) in cash	(14,000)	(213,000)	(710,000)

Cash
Beginning	47,000	260,000	970,000

Ending	$33,000	$47,000	$260,000

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$245,000	$172,000	$155,000

Income taxes	$1,000	$10,000	$2,000

Supplemental Schedule of Noncash Investing and Financing
Activities
Stockholder note receivable	$105,000	$—	$—

See Notes to Financial Statements.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Southland Micro Systems, Inc. (the Company) is engaged in the design, assembly and distribution of computer memory boards to other computer component manufacturers and distributors throughout the world.

A summary of the Company’s significant accounting policies is as follows:

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The industry in which the Company operates is characterized by rapid technological change and short product life cycles. As a result, significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, reserves for slow-moving and obsolete inventory, warranty and the fair value of common stock, as well as other matters. Actual results could differ from those estimates.

Revenue recognition: The Company derives its revenue primarily from sales of personal computer memory upgrade products. The Company recognizes revenues when products are shipped and/or title passes and collectibility is reasonably assured.

Cash: The Company maintains its cash accounts in one commercial bank. At certain times throughout the year, the Company has amounts on deposit at financial institutions that exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Concentration of credit risk: The Company operates within the memory upgrade products industry, which is subject to rapid technological advancement and intense competition. A substantial portion of the Company’s sales are concentrated within a limited number of manufacturers and distributors operating within this industry.

The Company extends credit to its customers, generally on an unsecured basis, on terms that it establishes for individual customers. The Company makes periodic evaluations of the creditworthiness of its customers, generally does not require collateral and maintains an allowance for doubtful accounts for estimated credit losses. While the Company believes that purchasing decisions, in most cases, are made in competitive bid situations, a decision by a significant customer to decrease the amount purchased from the Company could have a material adverse effect on the Company’s financial condition and results of operations. All transactions are denominated in U.S. dollars.

Receivables: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables. Management determines the need for an allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. An account is considered past due if any portion of the receivable balance is outstanding more than 30 days. No interest is charged on past due balances.

Inventories: Inventories are stated at the lower of cost or market; cost is determined using the first-in first-out method (FIFO). Work in process and finished goods include materials, labor and allocated overhead.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

Equipment and leasehold improvements: Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using an accelerated method over the estimated useful lives of the assets as follows:

Years
Furniture and fixtures	7
Equipment	3–7
Leasehold improvements	Term of lease or useful life,
whichever is shorter

Long-lived assets: Long-lived assets are evaluated for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value, and such loss should be recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets currently exists.

Estimated warranty claims: The Company’s products are generally sold with a one-year limited warranty. Costs related to after-sale service, repair and replacement are estimated and accrued as warranty expense in the period of sale.

Stock-based compensation: In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, (SFAS No. 123(R)). This Statement requires companies to expense the estimated fair value of stock options and similar equity instruments issued to employees over the requisite vesting period. SFAS No. 123(R) eliminates the alternative to use the intrinsic method of accounting provided for in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25), which generally results in no compensation expense recorded in the financial statements related to the grant of stock options to employees if certain conditions were met.

Effective January 1, 2006, the Company adopted SFAS No. 123(R) using the prospective method, which requires the Company to record compensation expense for all awards granted, modified, repurchased or canceled after the date of adoption. The Company did not have any unvested awards outstanding as of the date of adoption. The Company did not incur a charge upon the adoption nor have prior period amounts presented herein been restated to reflect the adoption of SFAS No. 123(R).

Income taxes: The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and California income tax laws which provide that, in lieu of federal corporation income taxes and the normal California corporate income taxes, the stockholders separately account for the Company’s items of income, deductions, losses and credits. Therefore, these statements do not include any provision for federal corporate income taxes and, as the section of California tax law requires, state income taxes are at a reduced rate.

The Company intends to declare dividends in amounts needed to assist the stockholders in paying their personal income taxes related to corporate income. The Company may also declare additional dividends from excess cash balances after consideration of investing and financing requirements and restrictions.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

Advertising: The Company follows the policy of charging the costs of advertising to expense as incurred. During 2006, 2005 and 2004, advertising expense was approximately $14,500, $1,100 and $9,800, respectively.

Research and development: Research and development costs are expensed as incurred. Continuous research and development is necessary for the Company to maintain its competitive position. During 2006, 2005 and 2004, research and development expense was approximately $899,000, $731,000 and $571,000, respectively.

Delayed adoption of accounting pronouncement: The FASB has issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. Depending on the type of financial instrument, it will be accounted for at either fair value or the present value of future cash flows, determined at each balance sheet date, with the change in that value reported as interest expense in the statement of income. Prior to the application of SFAS No. 150, either those financial instruments were not required to be recognized or, if recognized, were reported in the balance sheet as equity, and changes in the value of those instruments were normally not recognized in net income. However, for nonpublic entities with certain types of mandatorily redeemable financial instruments, the FASB has deferred adoption of SFAS No. 150 indefinitely pending further action.

New accounting pronouncements: FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The evaluation of a tax position is a two-step process that begins with a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. Management does not anticipate that the adoption of FIN 48 will have a significant impact on the Company’s financial statements.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

SFAS No. 157, Fair Value Measurements, provides guidance for using fair value to measure assets and liabilities and expands disclosures about fair value measurements. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. This standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. Management is in the process of assessing the potential impact of this new standard. However, management does not anticipate the adoption of this standard to have a significant impact on the financial statements of the Company.

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This standard was issued in February 2007 and permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale or trading securities. For financial instruments elected to be accounted for at fair value, an entity will report the unrealized gains and losses in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.

Note 2. Major Customers

During 2006, 2005 and 2004, the Company had revenue from companies which individually amounted to more than 10% of the net sales of the Company. Net sales for 2006, 2005 and 2004 include sales to the following major customers, together with the receivables due from those customers:

	Net Sales for the Year Ended December 31,			Trade Receivable Balance as of December 31,
Customer	2006	2005	2004	2006	2005	2004
Customer A	$10,499,000	$17,216,000	$11,914,000	$661,000	$852,000	$333,000
Customer B	2,644,000	5,242,000	883,700	312,000	858,000	723,000
Customer C	*	5,944,000	2,527,000	*	784,000	1,674,000
Customer D	3,511,000	**	**	369,000	**	**

	$16,654,000	$28,402,000	$15,324,700	$1,342,000	$2,494,000	$2,730,000

*	The net sales to Customer C and receivable balance were not significant for the year ended December 31, 2006.
**	The net sales to Customer D and receivable balance were not significant for the years ended December 31, 2005 and 2004.

Because of the nature of the Company’s business, the major customers may vary between years.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 3. Inventories

Inventories consist of the following at December 31:

	2006	2005
Raw materials	$4,487,000	$4,372,000
Work in process	345,000	409,000
Finished goods	823,000	920,000

	5,655,000	5,701,000
Less inventory reserve for obsolescence	2,000,000	2,372,000

	$3,655,000	$3,329,000

Note 4. Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following at December 31,

	2006	2005
Leasehold improvements	$2,331,000	$94,000
Office furniture and equipment	372,000	345,000
Plant equipment	7,498,000	5,142,000
Computer equipment	1,377,000	1,586,000
Vehicles	205,000	160,000
Construction in progress	—	298,000
Deposits on equipment	270,000	294,000

	12,053,000	7,919,000
Less accumulated depreciation	6,740,000	6,084,000

	$5,313,000	$1,835,000

Note 5. Revolving Line of Credit, Notes Payable, Pledged Assts and Subsequent Event

Revolving line of credit: The Company has an agreement with a bank which includes a revolving line of credit and various term loans. Under the revolving line of credit, outstanding borrowings cannot exceed an aggregate of 80% of the Company’s eligible accounts receivable, plus 50% of the Company’s eligible foreign accounts receivable, plus 35% of eligible inventories of the Company, or $8,060,000. Advances on the line of credit bear interest payable monthly at LIBOR (5.31% at December 31, 2006) plus 2.40% or the bank’s prime rate (8.25% at December 31, 2006) and the agreement expires November 1, 2007. Borrowings are secured by substantially all the assets of the Company, and are guaranteed by the principle stockholder of the Company. The Company had unused borrowing capacity of approximately $5,820,000 at December 31, 2006. The agreement contains certain restrictive covenants, including restrictions on the payment of dividends and the purchase of the Company’s common stock. The Company was in violation of certain of the covenants as of December 31, 2006.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 5. Revolving Line of Credit, Notes Payable, Pledged Assts and Subsequent Event, Continued

Notes payable: Notes payable at December 31 consist of the following:

	2006	2005
Term loans payable to bank, collateralized by equipment, due in monthly payments aggregating $54,000, plus interest at the bank prime rate (8.25% at December 31, 2006), maturing through August 2009	$1,248,000	$280,000
Note payable, related party, unsecured, interest only payable monthly at the prime rate (8.25% at December 31, 2006) with principal due September 2007	150,000	—
Notes payable, principal stockholder, unsecured, interest only payable monthly at the prime rate (8.25% at December 31, 2006) with principal due at various dates through December 2007(A)	1,400,000	—

	$2,798,000	$280,000

(A)	In March 2007, the principal stockholder agreed to subordinate $1,000,000 of the $1,400,000 notes payable to the bank.

The Company was in violation of certain loan covenants as of December 31, 2006. Due to the uncertainty of whether it will be in a position in the future to comply with its financial covenants, all notes payable have been classified as current obligations in the accompanying balance sheet.

Interest expense related to the notes payable to related parties amounted to approximately $16,000 for the year ended December 31, 2006.

Note 6. Stock Purchase Agreement and Stock Purchase

The Company has a restriction on the transfer of its stock by any stockholder. If any stockholder desires to transfer, assign or pledge any shares, the Company has the right of first refusal to purchase such stock at the agreed-upon transfer or sale price. If the Company does not exercise its right to purchase the shares, the same right is given to the then current stockholders.

The Company has a stock purchase agreement governing the majority of the outstanding shares that contains a provision that, upon the death of any stockholder or any former stockholder who made a transfer of all or any portion of his stock to a close relative (spouse, child, grandchild or parent) or to a custodian or trustee for the benefit of the stockholder or close relative, those shares shall be offered for sale to other stockholders at a negotiated price. If the stockholders decline to purchase the stock, the right of first refusal will revert to the Company. If the employment relationship with a stockholder is terminated, the Company has the obligation to purchase all of the former employee’s stock at a negotiated price. The purchase price for the stock, in the case of death or termination, is payable by a 25% cash payment, with the balance due in 60 monthly installments including interest at the discount rate of the Federal Reserve Bank in San Francisco.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 6. Stock Purchase Agreement and Stock Purchase, Continued

On September 6, 2006, the Company entered into a restricted stock purchase agreement with an employee. Under the terms of the agreement, the Company sold 2,071,282 shares of common stock for $105,000 in the form of a note bearing 5% interest, secured by the stock, due on September 5, 2011. The shares vest ratably over 36 months. Upon any transaction resulting in a change of control of the Company where 50% or more of the Company is sold to one or more third-party buyers, then any unvested shares will become vested shares immediately prior to the closing of any such change of control transaction. For vested shares, if the employment relationship is terminated, the Company has the first right of refusal to repurchase the shares at the then fair value as determined between the parties. If the Company declines to purchase the shares, then the existing stockholders have the next right of refusal to purchase the shares. If stockholders refuse to purchase, then the employee can sell the shares in the open market. In the event of termination of employment, the Company may repurchase all or any portion of unvested shares at the initial purchase price from the individual. The Company determined the fair value of the shares at the date of sale was $971,000 and recorded a compensation expense of $108,000 during 2006, and will record compensation expense of $324,000, $324,000 and $215,000 for the years ended December 31, 2007, 2008 and 2009, respectively.

Note 7. Stock Option Plan

On July 24, 2001, the Company adopted a Stock Option and Incentive Plan (the Plan). The Plan allows for the granting of dividend equivalent rights, incentive stock options, nonstatutory stock options, phantom stock rights and stock appreciation rights. Options may be granted to eligible individuals (including officers, directors, key employees and consultants) to purchase shares of common stock at an exercise price not less than 100% of their fair market value on the date of grant as determined by the Plan administrator. Incentive stock options issued to a 10% stockholder may not have an exercise price of less than 110% of the fair market value of the underlying common stock. Options expire ten years from the date of grant. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding grant shall be accelerated to a date prior to such merger or consolidation, unless the agreement of a merger or consolidation provides for the assumption of the grants by the successor to the Company. A total of 2,500,000 shares were initially authorized for issuance under the Plan and 1,220,000 share options were then granted. The total number of shares available for issuance increases on the first day of each calendar year, commencing with January 1, 2002, by the lesser of 2% of the total number of shares of common stock then outstanding or 750,000 shares.

A summary of the 2001 stock option activity is as follows:

	2006	2005	2004
Balance, beginning of year	580,000	880,000	880,000
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	(300,000)	—

Balance, end of year	580,000	580,000	880,000

No dividend equivalent rights, phantom stock rights or stock appreciation rights were granted in 2006, 2005 or 2004 under the Plan. All outstanding options were fully vested by December 31, 2004, have exercise price of $1.00 and expire in 2011.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 8. Operating Leases, Commitments, Contingencies and Concentrations

Operating lease commitment and rent expense: The Company leases its office and warehouse facility from a limited liability company owned by the Company’s majority stockholders. In July 2007, the Company signed an agreement extending the lease through June 2010. Lease payments are due monthly at $43,000 per month. The Company has the option to extend the lease for four additional three-year periods. The total noncancelable minimum future rental commitment, including the lease extension entered into in July 2007, is as follows:

Years Ending December 31,	Amount
2007	$514,000
2008	514,000
2009	514,000
2010	257,000

$1,799,000

Rent expense charged to operations for the years ended December 31, 2006, 2005 and 2004 was approximately $499,000, $560,000 and $297,000, respectively, (including $490,000 in 2006 to the related party).

Major supplier: The Company purchases the majority of dynamic random access memory (DRAM) for its operations from one supplier. Although there are a limited number of DRAM manufacturers, management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales which would adversely affect operating results. Total purchases from this supplier were approximately $5,680,000, $13,680,000 and $10,300,000 during 2006, 2005 and 2004, respectively. Accounts payable to this supplier at December 31, 2006, 2005 and 2004 were approximately $208,000, $444,000 and $1,243,000, respectively.

Employee benefit plan: The Company has a defined contribution 401(k) profit sharing plan covering substantially all of its employees. The savings plan allows the Company to make discretionary matching contributions. The matching contributions during 2006, 2005 and 2004 were $23,000, $15,000 and $20,000, respectively.

Litigation: The Company is currently a party in several class action lawsuits against companies alleging that they conspired to fix prices. During 2006 one of the companies settled and the Company received $877,000 as its share of the settlement. It is the opinion of the Company’s management that it will receive additional funds when other companies settle the claims against them. It is not possible to estimate the timing or amount, if any, that the Company will ultimately receive.

In addition, the Company is involved in litigation in the normal course of business. In the opinion of management, these matters will not have a material adverse impact on the Company’s financial position or results of operations.

Southland Micro Systems, Inc.

Notes to Financial Statements

Note 9. Restatement

The Company restated the financial statements for the years ended December 31, 2006, 2005 and 2004 to correct for errors in those financial statements. The table below summarizes the effects of the adjustments on retained earnings and net income (loss) for the respective years:

	2006	2005	2004
Retained earnings:
Ending balance, as previously reported	$5,107,000	$6,089,000	$4,433,000
Adjustments	(1,807,000)	(1,460,000)	(1,085,000)

Ending balance, as restated	$3,300,000	$4,629,000	$3,348,000

Net income (loss), as previously reported	$(105,000)	$2,076,000	$1,018,000
Adjustments	(347,000)	(375,000)	(630,000)

Net income (loss), as restated	$(452,000)	$1,701,000	$388,000

The adjustments to the net (loss) in 2006 were primarily due to an increase in depreciation expense of $383,000, a decrease in cost of sales of $144,000 related to the reserve for slow-moving and obsolete inventories, and an increase in stock-based compensation expense of $108,000. The adjustments to the net income in 2005 and 2004 were primarily due to an increase in cost of sales related to the reserve for slow-moving and obsolete inventories. In addition, certain other reclassifications were made to the previously issued financial statements with no effect on previously issued total stockholders’ equity. Retained earnings as of January 1, 2004 have been restated by approximately $388,000 from the amount previously reported primarily due to an increase in the reserve for slow-moving and obsolete inventories.